**AMENDMENT TO SHELLS SEAFOOD RESTAURANTS, INC.
TECHNICAL CONSULTING AND SUPPORT SERVICES AGREEMENT**

This Amendment to Shells Seafood Restaurants, Inc. Technical Consulting And Support Services Agreement ("Amendment") is made ______________, 2007, by and between Shells Seafood Restaurants, Inc., a Delaware corporation ("Shells") and Food And Entertainment Co., Ltd., a limited liability company with commercial register No. 2051024638 issued from Khobar Commercial Registration Office on 24/08/1421H ("F&E"). This Amendment contains modifications and additions to the terms and conditions of the Technical Consulting And Support Services Agreement dated ____________, 2007 between Shells and F&E (the "Agreement").

In consideration of the mutual covenants contained in the Agreement and herein, and for other good and valuable consideration, Shells and F&E hereby agree as follows:

1. Summary Pages. The summary of the Term in the Summary Pages to the Agreement is deleted in its entirety and replaced with the following:

"**Amount of Letter of Credit**:

Letter of Credit Amount (US$)	Date
$500,000	Upon Shells' receipt of the final installment of the Purchase Price and continuing for the duration of the Technical Consulting and Support Services Term"

2. Section 1 (Definitions). The definition of Letter of Credit in the Agreement is deleted in its entirety and replaced with the following:

"Letter of Credit" means an irrevocable sight draft letter of credit issued by the Issuing Bank to Shells that (i) names Shells or its designee as the beneficiary, (ii) is unconditionally confirmed by the Confirming Bank, (iii) is drafted in accordance with and governed by the UCP and incorporates the terms and provisions of the UCP by reference, (iv) provides an expiry (expiration) date not less than 12 months after its date of issuance, (v) is payable in Dollars, (vi) permits both full and partial draws, and (vii) contains the other provisions as Shells requires."

3. Sections 6.7 (Purchase Price and Letter of Credit). Sections 6.7 of the Agreement is deleted in its entirety and replaced with the following:

"6.7 F&E and Principals shall perform as follows:

(a) At least 30 days prior to Shells' receipt of the final installment of the Purchase Price, F&E must have provided Shells a firm commitment from the Issuing Bank to issue a Letter of Credit in the Amount set forth in the Summary Pages in accordance with the UCP and with the payment provisions that this Section 6 requires. At such time, F&E must also provide Shells a firm commitment from the Confirming Bank in accordance with the UCP to confirm the Letter of Credit unconditionally. F&E's obligations to provide these commitments is a condition precedent to this Agreement's continuing effectiveness as to Shell's obligations, and Shells will have no obligation or liability under this Agreement if Shells fails to receive and accept both commitments.

(b) F&E shall obtain and deliver the Letter of Credit to Shells At least 30 days prior to Shells' receipt of the final installment of the Purchase Price. If F&E fails to deliver the Letter of Credit as required, Shells may immediately terminate this Agreement, without obligation or

liability, by written notice to F&E, and cease the performance of any Technical Consulting and Support Services hereunder. The original and each renewal/replacement Letter of Credit shall unconditionally obligate the Issuing Bank and the Confirming Bank to effect payment under the Letter of Credit to Shells in the Amount (in Dollars) upon Shells' delivery of written notice to the Confirming Bank (as described in Section 6.7.(c)) of a breach of this Agreement or any agreement between Shells and F&E or an Affiliate that is not cured in accordance with the terms of the applicable agreement. F&E's obligation to provide and maintain the Letter of Credit according to this Section 6.7 shall survive termination or expiration of this Agreement and shall continue following termination or expiration of this Agreement.

(c) If any breach of this Agreement remains uncured at the end of any relevant cure period, Shells may provide to the Confirming Bank notice of the breach, signed and verified to be true by a Vice President or more senior officer of Shells, containing a statement of the amount sought to be drawn under the Letter of Credit and that the amount of damages incurred by Shells, or due to Shells as Non-compliance Damages (as set forth in the Summary Page), as a result of the breach equals or exceeds such amount. Such notice shall be deemed conclusive evidence that a breach has occurred and has not been cured in accordance with the terms of the applicable agreement, and of the amount payable to Shells under the Letter of Credit. No other form or type of documentation will be required as a condition or predicate of the Confirming Bank's obligation to pay under the Letter of Credit. All payments shall be made in Dollars. If Shells draws against the Letter of Credit, within 10 days after the Confirming Bank makes payment to Shells, F&E must arrange for the Issuing Bank to issue and for the Confirming Bank to confirm unconditionally a replacement Letter of Credit in the Amount.

(d) Not later than 30 days before the scheduled expiration date of the original or any renewal or replacement Letter of Credit, F&E must provide Shells a firm commitment from the Issuing Bank to issue a renewal or replacement Letter of Credit in the Amount and with the payment provisions that Section 6.7.(c) requires. Within such time period, F&E must also provide Shells a firm commitment from the Confirming Bank to confirm the renewal or replacement Letter of Credit unconditionally. The renewal/replacement Letter of Credit shall be delivered to Shells prior to the expiration of the Letter of Credit then in effect.

(e) If F&E fails to provide either commitment that Section 6.7.(a) and 6.7.(b) requires within 30 days before the scheduled expiration date of the original or any renewal or replacement Letter of Credit, Shells may draw on the Letter of Credit, as provided in Section 6.7.(c). Further, F&E's failure to provide a renewal or replacement Letter of Credit in accordance with Sections 6.7.(b), 6.7.(c) or 6.7.(d) will constitute a material default under this Agreement and Shells may, at its option, immediately terminate this Agreement by written notice to F&E and cease performing Technical Consulting and Support Services."

4. Sections 8.7 (F&E Organization, Authority and Financial Condition and Principals). Sections 8.7 of the Agreement is deleted in its entirety and replaced with the following:

> "At all times throughout the Technical Consulting and Support Services Term, F&E shall designate and retain an individual as the Director of Operations. The Director of Operations shall be approved by F&E and shall have full authority and responsibility for the day-to-day operations of *all* Restaurants owned by F&E or its Affiliates within the Territory. The Director of Operations shall be Shells main contact with respect to the performance of the Technical Consulting and Support Services during the Service Term. The Director of Operations may or may not be the Controlling Principal."

5. Sections 10.2 (Assignment by F&E). Sections 10.2 of the Agreement is deleted in its entirety and replaced with the following:

> "(b) No Transfer of any part of F&E's Asset Interest in the Restaurants or this Agreement (directly or as grantor of a license) and no Transfer of any Ownership Interest of any Principal that would effect a change of Control of F&E will be completed during the three year period immediately following the Effective Date; provided that for the avoidance of doubt nothing contained in this Section 10 shall restrict the Principals from effecting any Transfers among the Principals or their respective family members or heirs."

6. Sections 17.10 (Non Compliance Damages). Sections 17.10 of the Agreement is deleted in its entirety and replaced with the following:

> "(f) For the avoidance of doubt, and subject to the parties' mutual Waiver of Damages in Section 17.10 of the Agreement, nothing contained in this Section 17.10 of this Agreement shall be deemed a waiver by F&E with respect to its rights to seek damages against Shells if Shells commits a material breach of its obligations under this Agreement, including any material breach of its obligations to provide Technical Consulting and Support Services during the Technical Consulting and Support Services Term."

7. Construction. Any capitalized terms used but not defined in this Amendment shall have the meanings assigned in the Agreement. To the extent of any contradiction or inconsistency between the Agreement and this Amendment, the provisions of this Amendment will control.

[COMPLETED AND EXECUTED ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have entered into this Amendment to Technical Consulting And Support Services Agreement as of the Effective Date.

Shells:

SHELLS SEAFOOD RESTAURANTS, INC.

By: ______________________
Name: ______________________
Title: ______________________

ATTEST:

Witness # 1
By: ______________________
Name: ______________________

Witness # 2
By: ______________________
Name: ______________________

F&E:

FOOD AND ENTERTAINMENT CO., LTD.
a limited liability company with commercial register No. 2051024638 issued from Khobar Commercial Registration Office on 24/08/1421H

By: ______________________
Name: ______________________
Title: ______________________

ATTEST:

Witness # 1
By: ______________________
Name: ______________________

Witness # 2
By: ______________________
Name: ______________________